Exhibit 23




        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

           We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-7504) of W. R. Grace & Co. of our report dated
May 3, 1996 appearing on page F-1 of the Annual Report of the W. R. Grace & Co. Hourly Employees Savings and Investment Plan on Form 11-K for the year ended December 31, 1995.


PRICE WATERHOUSE LLP

/s/ PRICE WATERHOUSE LLP

Ft. Lauderdale, Florida
June 27, 1996